SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2003
(To Prospectus dated March 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2003-5T2
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2003-13


-------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
-------------------------------------------------------------------------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated March 24, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated March 24, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,129,395.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-59 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-42 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated March 24, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated March 24, 2003, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 81%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                     Percentage of the Prepayment Assumption
                                     ---------------------------------------
        Class                         0%      50%     100%     150%     200%
        -----                         --      ---     ----     ----     ----
        Class PO...............      1.1%    2.9%     5.3%     8.2%    11.3%


         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

     THE
   BANK OF
     NEW
    YORK
101 Barclay St, 8W                                Distribution Date:     5/27/03
New York, NY 10286
Officer:        Courtney Bartholomew            212-815-3236
Associate:      Sean O'Connell                  212-815-6312

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2003-13
                         Alternative Loan Trust 2003-5T2


                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                           Class           Certificate       Beginning        Pass Through       Principal        Interest
 Class      Cusip        Description        Rate Type         Balance           Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
  A1       12669EAA4        Senior          Fix-30/360       52,156,035.88      4.500000         941,438.35         195,558.11
  A2       12669EAB2        Senior          Var-30/360      109,950,897.48      1.720000       1,719,781.52         157,574.51
  A3       12669EAC0       Strip IO         Var-30/360      109,950,897.48      6.780000                  -         621,136.72
  A4       12669EAD8        Senior          Fix-30/360       73,837,475.95      3.500000       1,154,918.51         215,329.54
  A5       12669EAE6        Senior          Fix-30/360      189,218,324.33      6.000000      11,945,855.19         945,960.88
  A6       12669EAF3        Senior          Fix-30/360       18,359,000.00      6.000000                  -          91,782.31
  A7       12669EAG1        Senior          Fix-30/360        3,645,896.30      6.000000       3,664,123.26                  -
  A8       12669EAH9        Senior          Fix-30/360        8,033,000.00      4.500000                  -          30,119.59
  PO       12669EAJ5       Strip PO         Fix-30/360        1,130,316.53      0.000000             921.91                  -
  AR       12669EAK2        Senior          Fix-30/360                   -      6.000000                  -                  -
---------------------------------------------------------------------------------------------------------------------------------
   M       12669EAL0        Junior          Fix-30/360       17,473,520.88      6.000000          13,962.69          87,355.53
  B1       12669EAM8        Junior          Fix-30/360        4,992,577.18      6.000000           3,989.45          24,959.44
  B2       12669EAN6        Junior          Fix-30/360        4,243,690.60      6.000000           3,391.04          21,215.52
  B3       12669EBK1        Junior          Fix-30/360        1,997,030.87      6.000000           1,595.78           9,983.77
  B4       12669EBL9        Junior          Fix-30/360        1,997,030.87      6.000000           1,595.78           9,983.77
  B5       12669EBM7        Junior          Fix-30/360        1,747,554.42      6.000000           1,396.38           8,736.56
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                      488,782,351.29                    19,452,969.86       2,419,696.25
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                               Current                         Cumulative
                Total          Realized        Ending           Realized
 Class      Distribution        Losses        Balance            Losses
--------------------------------------------------------------------------
  A1           1,136,996.46            -       51,214,597.53           -
  A2           1,877,356.03            -      108,231,115.95           -
  A3             621,136.72            -      108,231,115.95           -
  A4           1,370,248.06            -       72,682,557.43           -
  A5          12,891,816.08            -      177,272,469.14           -
  A6              91,782.31            -       18,359,000.00           -
  A7           3,664,123.26            -                   -           -
  A8              30,119.59            -        8,033,000.00           -
  PO                 921.91            -        1,129,394.62           -
  AR                      -            -                   -           -
-------------------------------------------------------------------------
   M             101,318.22            -       17,459,558.19           -
  B1              28,948.89            -        4,988,587.73           -
  B2              24,606.56            -        4,240,299.57           -
  B3              11,579.56            -        1,995,435.09           -
  B4              11,579.56            -        1,995,435.09           -
  B5              10,132.95         0.05        1,746,157.99        0.05
-------------------------------------------------------------------------
Totals        21,872,666.16         0.05      469,347,608.33        0.05
-------------------------------------------------------------------------


                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                          Original         Beginning       Scheduled                       Unscheduled
                         Certificate      Certificate      Principal        Accretion       Principal       Net Principal
Class        Cusip         Balance         Balance        Distribution       Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
  A1       12669EAA4     53,104,000.00    52,156,035.88       941,438.35             -                -         941,438.35
  A2       12669EAB2    111,682,600.00   109,950,897.48     1,719,781.52             -                -       1,719,781.52
  A3       12669EAC0    111,682,600.00   109,950,897.48                -             -                -                  -
  A4       12669EAD8     75,000,400.00    73,837,475.95     1,154,918.51             -                -       1,154,918.51
  A5       12669EAE6    190,175,000.00   189,218,324.33    11,945,855.19             -                -      11,945,855.19
  A6       12669EAF3     18,359,000.00    18,359,000.00                -             -                -                  -
  A7       12669EAG1     10,000,000.00     3,645,896.30     3,664,123.26             -                -       3,664,123.26
  A8       12669EAH9      8,033,000.00     8,033,000.00                -             -                -                  -
  PO       12669EAJ5      1,131,763.28     1,130,316.53           921.91             -                -             921.91
  AR       12669EAK2            100.00                -                -             -                -                  -
------------------------------------------------------------------------------------------------------------------------------
   M       12669EAL0     17,499,500.00    17,473,520.88        13,962.69             -                -          13,962.69
  B1       12669EAM8      5,000,000.00     4,992,577.18         3,989.45             -                -           3,989.45
  B2       12669EAN6      4,250,000.00     4,243,690.60         3,391.04             -                -           3,391.04
  B3       12669EBK1      2,000,000.00     1,997,030.87         1,595.78             -                -           1,595.78
  B4       12669EBL9      2,000,000.00     1,997,030.87         1,595.78             -                -           1,595.78
  B5       12669EBM7      1,750,152.63     1,747,554.42         1,396.38             -                -           1,396.38
------------------------------------------------------------------------------------------------------------------------------
Totals                  499,985,515.91   488,782,351.29    19,452,969.86             -                -      19,452,969.86
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
              Current         Ending             Ending
             Realized      Certificate         Certificate
Class         Losses         Balance             Factor
-------------------------------------------------------------
  A1                 -       51,214,597.53     0.96442071278
  A2                 -      108,231,115.95     0.96909559729
  A3                 -      108,231,115.95     0.96909559729
  A4                 -       72,682,557.43     0.96909559729
  A5                 -      177,272,469.14     0.93215443216
  A6                 -       18,359,000.00     1.00000000000
  A7                 -                   -     0.00000000000
  A8                 -        8,033,000.00     1.00000000000
  PO                 -        1,129,394.62     0.99790710866
  AR                 -                   -     0.00000000000
-------------------------------------------------------------
   M                 -       17,459,558.19     0.99771754579
  B1                 -        4,988,587.73     0.99771754579
  B2                 -        4,240,299.57     0.99771754579
  B3                 -        1,995,435.09     0.99771754579
  B4                 -        1,995,435.09     0.99771754579
  B5              0.05        1,746,157.99     0.99771754579
-------------------------------------------------------------
Totals            0.05      469,347,608.33
-------------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning           Pass            Accrued            Cumulative                        Total             Net
               Certificate         Through          Optimal              Unpaid         Deferred       Interest        Prepayment
 Class          Balance            Rate (%)         Interest            Interest        Interest          Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
  A1            52,156,035.88      4.500000          195,585.13                 -               -       195,585.13           27.03
  A2           109,950,897.48      1.720000          157,596.29                 -               -       157,596.29           21.78
  A3           109,950,897.48      6.780000          621,222.57                 -               -       621,222.57           85.85
  A4            73,837,475.95      3.500000          215,359.30                 -               -       215,359.30           29.76
  A5           189,218,324.33      6.000000          946,091.62                 -               -       946,091.62          130.74
  A6            18,359,000.00      6.000000           91,795.00                 -               -        91,795.00           12.69
  A7             3,645,896.30      6.000000                2.52                 -       18,226.96        18,229.48            2.52
  A8             8,033,000.00      4.500000           30,123.75                 -               -        30,123.75            4.16
  PO             1,130,316.53      0.000000                   -                 -               -                -               -
  AR                        -      6.000000                   -                 -               -                -               -
------------------------------------------------------------------------------------------------------------------------------------
   M            17,473,520.88      6.000000           87,367.60                 -               -        87,367.60           12.07
  B1             4,992,577.18      6.000000           24,962.89                 -               -        24,962.89            3.45
  B2             4,243,690.60      6.000000           21,218.45                 -               -        21,218.45            2.93
  B3             1,997,030.87      6.000000            9,985.15                 -               -         9,985.15            1.38
  B4             1,997,030.87      6.000000            9,985.15                 -               -         9,985.15            1.38
  B5             1,747,554.42      6.000000            8,737.77                 -               -         8,737.77            1.21
------------------------------------------------------------------------------------------------------------------------------------
Totals         488,782,351.29                      2,420,033.19                 -       18,226.96     2,438,260.15          336.95
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
                Unscheduled
                  Interest      Interest
 Class           Adjustment       Paid
---------------------------------------------
  A1                      -       195,558.11
  A2                      -       157,574.51
  A3                      -       621,136.72
  A4                      -       215,329.54
  A5                      -       945,960.88
  A6                      -        91,782.31
  A7                      -                -
  A8                      -        30,119.59
  PO                      -                -
  AR                      -                -
---------------------------------------------
   M                      -        87,355.53
  B1                      -        24,959.44
  B2                      -        21,215.52
  B3                      -         9,983.77
  B4                      -         9,983.77
  B5                      -         8,736.56
---------------------------------------------
Totals                    -     2,419,696.25
---------------------------------------------


                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                         Ending Cert.         Pass
                             Certificate          Notional             Principal        Interest         Notional          Through
 Class        Cusip            Balance             Balance            Distribution    Distribution       Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  A1        12669EAA4         53,104,000.00      982.148913168       17.728200389      3.682549467     964.420712779      4.500000
  A2        12669EAB2        111,682,600.00      984.494428658       15.398831370      1.410913682     969.095597288      1.720000
  A3        12669EAC0        111,682,600.00      984.494428658        0.000000000      5.561624862     969.095597288      6.780000
  A4        12669EAD8         75,000,400.00      984.494428658       15.398831370      2.871045283     969.095597288      3.500000
  A5        12669EAE6        190,175,000.00      994.969498252       62.815066088      4.974160024     932.154432163      6.000000
  A6        12669EAF3         18,359,000.00     1000.000000000        0.000000000      4.999309057    1000.000000000      6.000000
  A7        12669EAG1         10,000,000.00      364.589630047      366.412326286      0.000000000       0.000000000      6.000000
  A8        12669EAH9          8,033,000.00     1000.000000000        0.000000000      3.749481792    1000.000000000      4.500000
  PO        12669EAJ5          1,131,763.28      998.721684980        0.814576323      0.000000000     997.907108657      0.000000
  AR        12669EAK2                100.00        0.000000000        0.000000000      0.000000000       0.000000000      6.000000
-----------------------------------------------------------------------------------------------------------------------------------
   M        12669EAL0         17,499,500.00      998.515436426        0.797890639      4.991887264     997.717545786      6.000000
  B1        12669EAM8          5,000,000.00      998.515436426        0.797890639      4.991887264     997.717545786      6.000000
  B2        12669EAN6          4,250,000.00      998.515436426        0.797890639      4.991887264     997.717545786      6.000000
  B3        12669EBK1          2,000,000.00      998.515436426        0.797890639      4.991887264     997.717545786      6.000000
  B4        12669EBL9          2,000,000.00      998.515436426        0.797890639      4.991887264     997.717545786      6.000000
  B5        12669EBM7          1,750,152.63      998.515436426        0.797863432      4.991887264     997.717545786      6.000000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                       499,985,515.91      977.593021671       38.907066787      4.839532692     938.722409740
-----------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK
101 Barclay St, 8W
New York, NY 10286
Officer:       Courtney Bartholomew     212-815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2003-13
                         Alternative Loan Trust 2003-5T2


Pool Level Data
Distribution Date                                                                                                         5/27/2003
Cut-off Date                                                                                                               3/1/2003
Determination Date                                                                                                         5/1/2003
Accrual Period 30/360            Begin                                                                                     4/1/2003
                                 End                                                                                       5/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                  499,985,515.91

Beginning Aggregate Pool Stated Principal Balance                                                                     488,782,351.30
Ending Aggregate Pool Stated Principal Balance                                                                        469,347,608.34

Beginning Aggregate Certificate Stated Principal Balance                                                              488,782,351.30
Ending Aggregate Certificate Stated Principal Balance                                                                 469,347,608.34

Beginning Aggregate Loan Count                                                                                                  1068
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   41
Ending Aggregate Loan Count                                                                                                     1027

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.924486%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.913114%

Beginning Net Weighted Average Loan Rate                                                                                   5.986125%
Ending Net Weighted Average Loan Rate                                                                                      5.985562%

Weighted Average Maturity (WAM) (Months)                                                                                         338

Servicer Advances                                                                                                         106,848.05

Aggregate Pool Prepayment                                                                                              19,044,252.77
Pool Prepayment Rate                                                                                                     37.9539 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                     93.3453769254%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 6.6546230746%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Certificate Account

Beginning Balance                                                                                                                  -

Deposit
Payments of Interest and Principal                                                                                     22,239,136.39
Liquidation Proceeds                                                                                                               -
All Other Proceeds                                                                                                                 -
Other Amounts                                                                                                                      -
Total Deposits                                                                                                         22,239,136.39

Withdrawals
Reimbursement of Servicer Advances                                                                                                 -
Payment of Master Servicer Fees                                                                                            89,416.88
Payment of Sub Servicer Fees                                                                                              276,716.43
Payment of Other Fees                                                                                                     269,201.08
Payment of Insurance Premium(s)                                                                                                    -
Payment of Personal Mortgage Insurance                                                                                      7,515.34
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                   -
Payment of Principal and Interest                                                                                      21,872,666.15
Total Withdrawals                                                                                                      22,515,515.88

Ending Balance                                                                                                                336.94

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  12,412.78
Compensation for Gross PPIS from Servicing Fees                                                                            12,412.78
Other Gross PPIS Compensation                                                                                                      -
Total Net PPIS (Non-Supported PPIS)                                                                                                -

Master Servicing Fees Paid                                                                                                 89,416.88
Insurance Premium(s) Paid                                                                                                          -
Personal Mortgage Insurance Fees Paid                                                                                       7,515.34
Other Fees Paid                                                                                                           269,201.08
Total Fees                                                                                                                366,133.31


--------------------------------------------------------------------------------
        Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                                    30-59 Days       60-89 Days            90+ Days                Totals
Scheduled Principal Balance                                 12,336,932.68     2,643,737.99                   -         14,980,670.67
Percentage of Total Pool Balance                                2.628528%        0.563279%           0.000000%             3.191807%
Number of Loans                                                        29                7                   0                    36
Percentage of Total Loans                                       2.823759%        0.681597%           0.000000%             3.505355%

Foreclosure
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Book Value of all REO Loans                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                            -
Additional Gains (Recoveries)/Losses                                                                                               -
Total Realized Losses                                                                                                              -

--------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                        Original               Current
Bankruptcy Loss                                                                                 167,746.00            167,746.00
Bankruptcy Percentage                                                                            0.033550%             0.035740%
Credit/Fraud Loss                                                                             5,000,000.00          5,000,000.00
Credit/Fraud Loss Percentage                                                                     1.000029%             1.065309%
Special Hazard Loss                                                                           5,000,000.00          4,887,823.51
Special Hazard Loss Percentage                                                                   1.000029%             1.041408%

Credit Support                                                                                    Original               Current
Class A                                                                                     467,485,863.28        436,922,134.68
Class A Percentage                                                                              93.499881%            93.091373%

Class M                                                                                      17,499,500.00         17,459,558.19
Class M Percentage                                                                               3.500001%             3.719963%

Class B1                                                                                      5,000,000.00          4,988,587.73
Class B1 Percentage                                                                              1.000029%             1.062877%

Class B2                                                                                      4,250,000.00          4,240,299.57
Class B2 Percentage                                                                              0.850025%             0.903445%

Class B3                                                                                      2,000,000.00          1,995,435.09
Class B3 Percentage                                                                              0.400012%             0.425151%

Class B4                                                                                      2,000,000.00          1,995,435.09
Class B4 Percentage                                                                              0.400012%             0.425151%

Class B5                                                                                      1,750,152.63          1,746,157.99
Class B5 Percentage                                                                              0.350041%             0.372039%